EXHIBIT 99.1

Contact:	Stacie Frank	FOR IMMEDIATE RELEASE
Investor Relations
312-394-3094

Judy Rader
Corporate Communications
312-394-7417

Exelon Announces Second Quarter Results;

Raises Guidance Range for Full Year 2010 Earnings

CHICAGO (July 22, 2010) – Exelon Corporation (NYSE: EXC) announced second quarter 2010 consolidated earnings as follows:

	Second Quarter
	2010	2009
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$656	$683
Diluted Earnings per Share	$0.99	$1.03
GAAP Results:
Net Income ($ millions)	$445	$657
Diluted Earnings per Share	$0.67	$0.99

Chairman and CEO John W. Rowe said, “All three of our companies delivered sound financial and operating performance. As a result, our second quarter earnings results again exceeded our guidance range of $0.80 to $0.90 per share. Exelon Generation achieved a nuclear capacity factor of nearly 95 percent in the second quarter, and ComEd and PECO delivered strong performance amidst severe storms and record hot weather.” Because of favorable first half results, Rowe announced that Exelon has raised its 2010 earnings guidance range from $3.70 to $4.00 per share to $3.80 to $4.10 per share.

Rowe added, “Going forward, we are optimistic about Exelon’s prospects as we evaluate the coming effects of EPA regulation, act on our views of the power market recovery and pursue disciplined organic growth across our regulated and unregulated businesses.”

Second Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings decreased to $0.99 per share in the second quarter of 2010 from $1.03 per share in the second quarter of 2009, primarily due to:

•	Lower energy gross margins at Exelon Generation Company, LLC (Generation) largely reflecting unfavorable market and portfolio conditions and increased nuclear fuel costs;

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Increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization expense at PECO Energy Company (PECO) and increased depreciation expense across the operating companies due to ongoing capital expenditures; and

•	Higher storm costs at Commonwealth Edison Company (ComEd) and PECO.

Lower second quarter 2010 earnings were partially offset by:

•	The effects of favorable weather conditions in the ComEd and PECO service territories; and

•	Decreased interest expense at PECO and Exelon Corporate related to lower outstanding debt.

Adjusted (non-GAAP) operating earnings for the second quarter of 2010 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market losses primarily from Generation’s economic hedging activities	$(75)	$(0.11)
Non-cash remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and related to CTCs received by PECO	$(65)	$(0.10)
Unrealized losses related to nuclear decommissioning trust (NDT) fund investments to the extent not offset by contractual accounting	$(53)	$(0.08)
Costs associated with the retirement of certain Generation fossil generating units	$(12)	$(0.02)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(4)	$(0.01)
Costs associated with ComEd’s 2007 settlement agreement with the City of Chicago	$(2)	—

Adjusted (non-GAAP) operating earnings for the second quarter of 2009 did not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market losses primarily from Generation’s economic hedging activities	$(106)	$(0.16)
Non-cash remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and a reassessment of state deferred tax rates	$66	$0.10
Unrealized gains related to NDT fund investments to the extent not offset by contractual accounting	$64	$0.10
Charge for severance costs as a result of headcount reductions as part of Exelon’s cost savings program announced in June 2009	$(24)	$(0.04)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(20)	$(0.03)
External costs related to Exelon’s previously proposed acquisition of NRG Energy, Inc.	$(6)	$(0.01)

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2010 Earnings Outlook

Exelon raised its guidance range for 2010 adjusted (non-GAAP) operating earnings from $3.70 to $4.00 per share to $3.80 to $4.10 per share. Operating earnings guidance is based on the assumption of normal weather for the balance of the year.

The outlook for 2010 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation estimates

•	Costs associated with the 2007 Illinois electric rate settlement agreement

•	Costs associated with ComEd’s 2007 settlement with the City of Chicago

•	Costs associated with the retirement of fossil generating units

•	Non-cash charge resulting from the passage of Federal health care legislation

•	Non-cash remeasurement of income tax uncertainties

•	Other unusual items

•	Significant future changes to GAAP

Proposed Clean Air Transport Rule

On July 6, 2010, the U.S. Environmental Protection Agency (EPA) published the proposed Clean Air Transport Rule (CATR) as the replacement to the Clean Air Interstate Rule (CAIR) that had been remanded by the U.S. Court of Appeals for the District of Columbia Circuit in 2008. The proposed CATR is one of a number of significant regulations that the EPA expects to issue that will impose more stringent requirements relating to air, water and waste controls on electric generating units. Due to its low carbon generation portfolio, Exelon will not be as significantly affected by these regulations, which would therefore result in a comparative advantage for Exelon relative to electric generators that are more reliant on fossil-fuel plants. After a period of public comments and hearings, a final CATR is expected by mid-2011. Under the proposal, the first phase of nitrogen oxide and sulfur dioxide (SO2) emissions reductions under the CATR will commence in 2012, with further reductions of SO2 emissions proposed to become effective in 2014.

Second Quarter and Recent Highlights

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,035 gigawatt-hours (GWh) in the second quarter of 2010, compared with 34,995 GWh in the second quarter of 2009. The Exelon-operated nuclear plants achieved a 94.8 percent capacity factor for the second quarter of 2010 compared with 93.9 percent for the second quarter of 2009. The Exelon-operated nuclear plants completed three scheduled refueling outages in the second quarter of 2010, the same number of scheduled refueling outages completed in the second quarter of 2009. During the second quarter of 2010, Byron Unit 2 achieved a 541-day continuous run prior to its refueling outage – a station record. The number of refueling outage days totaled 44 in the second quarter of 2010 versus 57 days in

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the second quarter of 2009. The number of non-refueling outage days at the Exelon-operated plants totaled 15 days in the second quarter of 2010 compared with 21 days in the second quarter of 2009.

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Fossil and Hydro Operations: The equivalent demand forced outage rate for Generation’s fossil fleet was 3.8 percent in the second quarter of 2010, compared with 3.0 percent in the second quarter of 2009. The change was largely due to higher forced outages at the Eddystone Generating Station. The equivalent availability factor for the hydroelectric facilities was 98.1 percent in the second quarter of 2010, compared with 98.8 percent in the second quarter of 2009, largely due to a major overhaul at Conowingo Generating Station in 2010.

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Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of June 30, 2010 is 96 to 99 percent for 2010, 86 to 89 percent for 2011 and 57 to 60 percent for 2012. The primary objectives of Exelon’s hedging program are to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

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Fossil Plant Retirements Update: On May 10, 2010, PJM Interconnection, LLC (PJM) informed Exelon Power that transmission system upgrades, necessary to allow two aging fossil-fuel generating units to retire, can be completed sooner than its original analysis indicated. PJM has determined that Cromby Generating Station Unit 2 and Eddystone Generating Station Unit 2 are needed to remain in operation until December 31, 2011 and December 31, 2012, respectively, to support transmission system reliability. Previously, PJM indicated that it needed Cromby Unit 2 to remain in operation through May 31, 2012, and Eddystone Unit 2 through December 31, 2013. While it originally announced on December 2, 2009 that the units would retire for economic reasons, Exelon Power agreed to extend their operation through the timeframe defined by PJM for system reliability reasons. On June 10, 2010, Exelon filed a reliability-must-run rate schedule with the Federal Energy Regulatory Commission (FERC) to compensate for the costs of maintaining and operating the units beyond May 31, 2011, plus a reasonable return on investment. A FERC decision is expected in the fourth quarter of 2010. Also as originally announced in December 2009, two additional fossil-fuel generating units, Cromby Unit 1 and Eddystone Unit 1, will retire effective May 31, 2011.

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ComEd Electric Delivery Rate Case: On June 30, 2010, ComEd filed a rate increase request with the Illinois Commerce Commission (ICC) to allow the utility to continue modernizing its electric delivery system and recover the cost of substantial investments made since the last rate filing in 2007. The requested revenue increase of $396 million would raise the average $86 residential monthly bill by approximately 7 percent or less than $6 per month. The ICC will determine any increase in rates after an 11-month proceeding with input from all stakeholders. If approved, the new rates would not take effect until June 2011.

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PECO Energy Procurement: On June 23, 2010, PECO announced the results of the third of four planned electricity purchases under its Default Service Provider program to serve residential customers that have not chosen a competitive electric generation supplier beginning January 1, 2011. At that time, the prices PECO and its customers pay for electricity will be based on competitive electric market pricing, after having been capped for more than 10 years.

The latest purchases in May 2010 resulted in an energy price of 7.95 cents per kilowatt hour (kWh) for PECO’s residential customers. PECO’s third procurement also included electricity purchases for the small and medium customer class. When combined with 2009 purchases, the May purchases result in a price of 8.91 cents per kWh for residential customers, 8.66 cents per kWh for small commercial customers, and 8.63 cents per kWh for medium commercial customers. PECO will complete the remaining purchases in September 2010. The results of all four purchases will determine the exact price PECO’s customers will pay for electricity beginning January 1, 2011.

For the large commercial and industrial class, PECO conducted one procurement in May 2010 for full requirements fixed price products at an average winning wholesale bid price of $77.55 per kWh and will conduct one procurement in September 2010 for full requirements spot price products.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Second quarter 2010 net income was $382 million compared with $512 million in the second quarter of 2009. Second quarter 2010 net income included (all after tax) mark-to-market losses of $75 million from economic hedging activities before the elimination of intercompany transactions, a gain of $70 million related to the non-cash remeasurement of income tax uncertainties, unrealized losses of $53 million related to NDT fund investments, costs of $12 million associated with the retirement of certain fossil generating units and a charge of $4 million for costs associated with the 2007 Illinois electric rate settlement. Second quarter 2009 net income included (all after tax) mark-to-market losses of $106 million from economic hedging activities before the elimination of intercompany transactions, unrealized gains of $64 million related to NDT fund investments, the benefit from a reassessment of state deferred income taxes of $38 million, a charge of $18 million for the costs associated with the 2007 Illinois electric rate settlement and a charge of $9 million for the costs incurred for severance. Excluding the effects of these items, Generation’s net income in the second quarter of 2010 decreased $87 million compared with the same quarter last year primarily due to:

•	Lower energy gross margins, largely due to unfavorable market and portfolio conditions, lower pricing from PECO under the power purchase agreement, and higher nuclear fuel costs; and

•	Higher operating and maintenance expense, primarily reflecting the effect of inflation.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $36.87 per MWh in the second quarter of 2010 compared with $38.96 per MWh in the second quarter of 2009.

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ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $9 million in the second quarter of 2010, compared with net income of $116 million in the second quarter of 2009. Second quarter net income in 2010 included an after-tax charge of $106 million related to the non-cash remeasurement of income tax uncertainties and after-tax costs of $2 million for the City of Chicago settlement agreement. Second quarter 2009 net income included (all after tax) the benefit from the non-cash remeasurement of income tax uncertainties of $40 million, a charge of $11 million for the costs incurred for severance, and $2 million for the costs associated with the Illinois electric rate settlement. Excluding the effects of these items, ComEd’s net income in the second quarter of 2010 was up $28 million from the same quarter last year reflecting:

•	The effects of favorable weather conditions;

•	Load growth; and

•	Projected refunds related to Illinois electric distribution taxes.

The increase in net income was partially offset by:

•	Higher storm costs.

In the second quarter of 2010, cooling degree-days in the ComEd service territory were up 76.3 percent relative to the same period in 2009 and were 39.3 percent above normal. ComEd’s total retail electric deliveries increased by 4.9 percent quarter over quarter, with gains in deliveries across all customer classes, primarily driven by the effects of favorable weather conditions.

Weather-normalized retail electric deliveries increased by 1.8 percent from the second quarter of 2009, primarily reflecting customer growth and increased average use per customer. For ComEd, weather had a favorable after-tax effect of $10 million on second quarter 2010 earnings relative to 2009 and a favorable after-tax effect of $5 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the second quarter of 2010 was $75 million, up from $71 million in the second quarter of 2009. Second quarter 2010 net income included an after-tax interest expense charge of $22 million related to the non-cash remeasurement of income tax uncertainties. Second quarter 2009 net income included an after-tax charge of $3 million for the costs incurred for severance. Excluding the effects of these items, PECO’s net income in the second quarter of 2010 was up $23 million from the same quarter last year reflecting:

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Increased CTC revenue to ensure full recovery of stranded costs during 2010, the final year of the transition period, due to lower than expected sales volume in 2009, which resulted in lower energy prices under the power purchase agreement with Generation;

•	The effects of favorable weather conditions; and

•	Lower interest expense on long-term debt.

The increase in net income was partially offset by:

•	Higher CTC amortization, which was in accordance with PECO’s 1998 Restructuring Settlement with the PAPUC; and

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•	Increased storm costs.

In the second quarter of 2010, cooling degree-days in the PECO service territory were up 66.5 percent from 2009 and were 76.5 percent above normal. Total retail electric deliveries were up 7.3 percent from last year, reflecting an increase in deliveries across all customer classes, primarily driven by the effects of favorable weather conditions. On the retail gas side, deliveries in the second quarter of 2010 were down 16.3 percent from the second quarter of 2009, largely reflecting heating degree-days that were 27.8 percent below last year and 34.7 percent below normal.

Weather-normalized retail electric deliveries decreased by 0.7 percent from the second quarter of 2009, primarily reflecting decreased residential and small commercial and industrial deliveries. For PECO, reflecting electric and gas deliveries, weather had a favorable after-tax effect of $22 million on second quarter 2010 earnings relative to 2009 and a favorable after-tax effect of $17 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on July 22, 2010.

Conference call information: Exelon has scheduled a conference call for 11:00 AM ET (10:00 AM CT) on July 22, 2010. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 85980766. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investors page.)

Telephone replays will be available until August 5. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 85980766.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s

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Second Quarter 2010 Quarterly Report on Form 10-Q (to be filed on July 22, 2010) in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 12 and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with more than $17 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 486,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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Earnings Release Attachments

Consolidating Statements of Operations - Three Months Ended June 30, 2010 and 2009	1

Consolidating Statements of Operations - Six Months Ended June 30, 2010 and 2009	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Six Months Ended June 30, 2010 and 2009	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Six Months Ended June 30, 2010 and 2009	4

Consolidated Balance Sheets - June 30, 2010 and December 31, 2009	5

Consolidated Statements of Cash Flows - Six Months Ended June 30, 2010 and 2009	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended June 30, 2010 and 2009	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Six Months Ended June 30, 2010 and 2009	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended June 30, 2010 and 2009	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Six Months Ended June 30, 2010 and 2009	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Six Months Ended June 30, 2010 and 2009	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Six Months Ended June 30, 2010 and 2009	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Six Months Ended June 30, 2010 and 2009	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Six Months Ended June 30, 2010 and 2009	14

Exelon Generation Statistics - Three Months Ended June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009	15

Exelon Generation Statistics - Six Months Ended June 30, 2010 and 2009	16

ComEd Statistics - Three and Six Months Ended June 30, 2010 and 2009	17

PECO Statistics - Three and Six Months Ended June 30, 2010 and 2009	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2010
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,353	$1,499	$1,269	$(723)	$4,398

Operating expenses
Purchased power	549	771	535	(721)	1,134
Fuel	350	—	44	(1)	393
Operating and maintenance	691	276	150	(3)	1,114
Operating and maintenance for regulatory required programs (a)	—	21	13	—	34
Depreciation and amortization	115	131	268	5	519
Taxes other than income	61	44	77	4	186

Total operating expenses	1,766	1,243	1,087	(716)	3,380

Operating income (loss)	587	256	182	(7)	1,018

Other income and deductions
Interest expense	(37)	(134)	(77)	(27)	(275)
Other, net	(133)	8	(1)	4	(122)

Total other income and deductions	(170)	(126)	(78)	(23)	(397)

Income (loss) before income taxes	417	130	104	(30)	621

Income taxes	35	121	29	(9)	176

Net income (loss)	$382	$9	$75	$(21)	$445

	Three Months Ended June 30, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,378	$1,389	$1,204	$(830)	$4,141

Operating expenses
Purchased power	485	715	547	(826)	921
Fuel	406	—	55	(1)	460
Operating and maintenance	689	270	149	3	1,111
Operating and maintenance for regulatory required programs (a)	—	14	—	—	14
Depreciation and amortization	72	124	230	13	439
Taxes other than income	50	57	69	4	180

Total operating expenses	1,702	1,180	1,050	(807)	3,125

Operating income (loss)	676	209	154	(23)	1,016

Other income and deductions
Interest expense	(24)	(75)	(49)	(32)	(180)
Loss in equity method investments	—	—	(6)	—	(6)
Other, net	215	55	3	(16)	257

Total other income and deductions	191	(20)	(52)	(48)	71

Income (loss) before income taxes	867	189	102	(71)	1,087

Income taxes	355	73	31	(29)	430

Net income (loss)	$512	$116	$71	$(42)	$657

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2010
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$4,773	$2,914	$2,724	$(1,552)	$8,859

Operating expenses
Purchased power	757	1,524	1,059	(1,548)	1,792
Fuel	740	—	255	(1)	994
Operating and maintenance	1,432	435	331	(23)	2,175
Operating and maintenance for regulatory required programs (a)	—	40	21	—	61
Depreciation and amortization	223	261	533	16	1,033
Taxes other than income	118	107	150	8	383

Total operating expenses	3,270	2,367	2,349	(1,548)	6,438

Operating income (loss)	1,503	547	375	(4)	2,421

Other income and deductions
Interest expense	(72)	(218)	(122)	(47)	(459)
Other, net	(54)	11	4	10	(29)

Total other income and deductions	(126)	(207)	(118)	(37)	(488)

Income (loss) before income taxes	1,377	340	257	(41)	1,933

Income taxes	434	215	81	9	739

Net income (loss)	$943	$125	$176	$(50)	$1,194

	Six Months Ended June 30, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$4,979	$2,942	$2,718	$(1,776)	$8,863

Operating expenses
Purchased power	660	1,598	1,116	(1,770)	1,604
Fuel	915	—	321	—	1,236
Operating and maintenance	1,617	522	327	6	2,472
Operating and maintenance for regulatory required programs (a)	—	25	—	—	25
Depreciation and amortization	149	246	455	25	875
Taxes other than income	100	136	135	9	380

Total operating expenses	3,441	2,527	2,354	(1,730)	6,592

Operating income (loss)	1,538	415	364	(46)	2,271

Other income and deductions
Interest expense	(52)	(159)	(99)	(57)	(367)
Loss in equity method investments	(1)	—	(12)	(1)	(14)
Other, net	133	87	6	(7)	219

Total other income and deductions	80	(72)	(105)	(65)	(162)

Income (loss) before income taxes	1,618	343	259	(111)	2,109

Income taxes	577	113	76	(26)	740

Net income (loss)	$1,041	$230	$183	$(85)	$1,369

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$2,353	$2,378	$(25)	$4,773	$4,979	$(206)

Operating expenses
Purchased power	549	485	64	757	660	97
Fuel	350	406	(56)	740	915	(175)
Operating and maintenance	691	689	2	1,432	1,617	(185)
Depreciation and amortization	115	72	43	223	149	74
Taxes other than income	61	50	11	118	100	18

Total operating expenses	1,766	1,702	64	3,270	3,441	(171)

Operating income	587	676	(89)	1,503	1,538	(35)

Other income and deductions
Interest expense	(37)	(24)	(13)	(72)	(52)	(20)
Loss in equity method investments	—	—	—	—	(1)	1
Other, net	(133)	215	(348)	(54)	133	(187)

Total other income and deductions	(170)	191	(361)	(126)	80	(206)

Income before income taxes	417	867	(450)	1,377	1,618	(241)

Income taxes	35	355	(320)	434	577	(143)

Net income	$382	$512	$(130)	$943	$1,041	$(98)

	ComEd

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$1,499	$1,389	$110	$2,914	$2,942	$(28)

Operating expenses
Purchased power	771	715	56	1,524	1,598	(74)
Operating and maintenance	276	270	6	435	522	(87)
Operating and maintenance for regulatory required programs (a)	21	14	7	40	25	15
Depreciation and amortization	131	124	7	261	246	15
Taxes other than income	44	57	(13)	107	136	(29)

Total operating expenses	1,243	1,180	63	2,367	2,527	(160)

Operating income	256	209	47	547	415	132

Other income and deductions
Interest expense	(134)	(75)	(59)	(218)	(159)	(59)
Other, net	8	55	(47)	11	87	(76)

Total other income and deductions	(126)	(20)	(106)	(207)	(72)	(135)

Income before income taxes	130	189	(59)	340	343	(3)

Income taxes	121	73	48	215	113	102

Net income	$9	$116	$(107)	$125	$230	$(105)

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$1,269	$1,204	$65	$2,724	$2,718	$6

Operating expenses
Purchased power	535	547	(12)	1,059	1,116	(57)
Fuel	44	55	(11)	255	321	(66)
Operating and maintenance	150	149	1	331	327	4
Operating and maintenance for regulatory required programs (a)	13	—	13	21	—	21
Depreciation and amortization	268	230	38	533	455	78
Taxes other than income	77	69	8	150	135	15

Total operating expenses	1,087	1,050	37	2,349	2,354	(5)

Operating income	182	154	28	375	364	11

Other income and deductions
Interest expense	(77)	(49)	(28)	(122)	(99)	(23)
Loss in equity method investments	—	(6)	6	—	(12)	12
Other, net	(1)	3	(4)	4	6	(2)

Total other income and deductions	(78)	(52)	(26)	(118)	(105)	(13)

Income before income taxes	104	102	2	257	259	(2)

Income taxes	29	31	(2)	81	76	5

Net income	$75	$71	$4	$176	$183	$(7)

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

	Other (b)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$(723)	$(830)	$107	$(1,552)	$(1,776)	$224

Operating expenses
Purchased power	(721)	(826)	105	(1,548)	(1,770)	222
Fuel	(1)	(1)	—	(1)	—	(1)
Operating and maintenance	(3)	3	(6)	(23)	6	(29)
Depreciation and amortization	5	13	(8)	16	25	(9)
Taxes other than income	4	4	—	8	9	(1)

Total operating expenses	(716)	(807)	91	(1,548)	(1,730)	182

Operating loss	(7)	(23)	16	(4)	(46)	42

Other income and deductions
Interest expense	(27)	(32)	5	(47)	(57)	10
Loss in equity method investments	—	—	—	—	(1)	1
Other, net	4	(16)	20	10	(7)	17

Total other income and deductions	(23)	(48)	25	(37)	(65)	28

Loss before income taxes	(30)	(71)	41	(41)	(111)	70

Income taxes	(9)	(29)	20	9	(26)	35

Net loss	$(21)	$(42)	$21	$(50)	$(85)	$35

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	June 30, 2010	December 31, 2009
Assets

Current assets
Cash and cash equivalents	$1,168	$2,010
Restricted cash and investments	33	40
Restricted cash and cash equivalents of variable interest entity	426	—
Accounts receivable, net
Customer	1,886	1,563
Other	451	486
Mark-to-market derivative assets	418	376
Inventories, net
Fossil fuel	174	198
Materials and supplies	585	559
Other	459	209

Total current assets	5,600	5,441

Property, plant and equipment, net	28,030	27,341

Deferred debits and other assets
Regulatory assets	4,380	4,872
Nuclear decommissioning trust (NDT) funds	6,498	6,669
Investments	723	724
Goodwill	2,625	2,625
Mark-to-market derivative assets	627	649
Other	690	859

Total deferred debits and other assets	15,543	16,398

Total assets	$49,173	$49,180

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$289	$155
Short-term notes payable-accounts receivable agreement	225	—
Long-term debt due within one year	215	639
Long-term debt of variable interest entity due within one year	404	—
Long-term debt to PECO Energy Transition Trust due within one year	—	415
Accounts payable	1,181	1,345
Accrued expenses	1,098	923
Deferred income taxes	114	152
Mark-to-market derivative liabilities	54	198
Other	450	411

Total current liabilities	4,030	4,238

Long-term debt	10,811	10,995
Long-term debt to financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,474	5,750
Asset retirement obligations	3,527	3,434
Pension obligations	3,527	3,625
Non-pension postretirement benefits obligations	2,278	2,180
Spent nuclear fuel obligation	1,018	1,017
Regulatory liabilities	3,344	3,492
Mark-to-market derivative liabilities	8	23
Other	1,493	1,309

Total deferred credits and other liabilities	20,669	20,830

Total liabilities	35,900	36,453

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,960	8,923
Treasury stock, at cost	(2,327)	(2,328)
Retained earnings	8,631	8,134
Accumulated other comprehensive loss, net	(2,078)	(2,089)

Total shareholders’ equity	13,186	12,640

Total liabilities and shareholders’ equity	$49,173	$49,180

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities
Net income	$1,194	$1,369
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	1,455	1,253
Impairment of long-lived assets	—	223
Deferred income taxes and amortization of investment tax credits	(373)	149
Net fair value changes related to derivatives	(123)	28
Net realized and unrealized (gains) losses on NDT fund investments	59	(43)
Other non-cash operating activities	278	411
Changes in assets and liabilities:
Accounts receivable	(229)	286
Inventories	1	75
Accounts payable, accrued expenses and other current liabilities	(239)	(469)
Option premiums paid, net	(15)	(39)
Counterparty collateral (posted) received, net	(172)	246
Income taxes	661	(177)
Pension and non-pension postretirement benefit contributions	(119)	(68)
Other assets and liabilities	(9)	(197)

Net cash flows provided by operating activities	2,369	3,047

Cash flows from investing activities
Capital expenditures	(1,584)	(1,444)
Proceeds from NDT fund sales	12,528	10,150
Investment in NDT funds	(12,626)	(10,279)
Change in restricted cash	(6)	31
Other investing activities	30	(4)

Net cash flows used in investing activities	(1,658)	(1,546)

Cash flows from financing activities
Changes in short-term debt	134	(166)
Issuance of long-term debt	—	485
Retirement of long-term debt	(615)	(255)
Retirement of long-term debt of variable interest entity	(402)	—
Retirement of long-term debt to financing affiliates	—	(330)
Dividends paid on common stock	(694)	(692)
Proceeds from employee stock plans	22	19
Other financing activities	2	5

Net cash flows used in financing activities	(1,553)	(934)

Increase (decrease) in cash and cash equivalents	(842)	567
Cash and cash equivalents at beginning of period	2,010	1,271

Cash and cash equivalents at end of period	$1,168	$1,838

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,398	$10	(c),(d)	$4,408	$4,141	$32	(c)	$4,173

Operating expenses
Purchased power	1,134	(150	)(e)	984	921	(161	)(e)	760
Fuel	393	26	(e)	419	460	(13	)(e)	447
Operating and maintenance	1,114	—		1,114	1,111	(54	)(c),(i),(j)	1,057
Operating and maintenance for regulatory required programs (b)	34	—		34	14	—		14
Depreciation and amortization	519	(19	)(f)	500	439	—		439
Taxes other than income	186	—		186	180	—		180

Total operating expenses	3,380	(143)		3,237	3,125	(228)		2,897

Operating income	1,018	153		1,171	1,016	260		1,276

Other income and deductions
Interest expense	(275)	103	(g)	(172)	(180)	9	(g)	(171)
Loss in equity method investments	—	—		—	(6)	—		(6)
Other, net	(122)	159	(g),(h)	37	257	(252	)(g),(h)	5

Total other income and deductions	(397)	262		(135)	71	(243)		(172)

Income before income taxes	621	415		1,036	1,087	17		1,104

Income taxes	176	204	(c),(d),(e),(f),(g),(h)	380	430	(9	)(c),(e),(g),(h),(i),(j)	421

Net income	$445	$211		$656	$657	$26		$683

Effective tax rate	28.3%			36.7%	39.6%			38.1%

Earnings per average common share
Basic	$0.67	$0.32		$0.99	$1.00	$0.04		$1.04
Diluted	$0.67	$0.32		$0.99	$0.99	$0.04		$1.03

Average common shares outstanding
Basic	661			661	659			659
Diluted	662			662	661			661
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.01				$0.03
City of Chicago settlement (d)		—				—
Mark-to-market impact of economic hedging activities (e)		0.11				0.16
Retirement of fossil generating units (f)		0.02				—
Non-cash income tax matters and state taxes (g)		0.10				(0.10)
Unrealized gains and losses related to NDT fund investments (h)		0.08				(0.10)
NRG acquisition costs (i)		—				0.01
2009 restructuring charges (j)		—				0.04

Total adjustments		$0.32				$0.04

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(g)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties and a 2009 change in state deferred income taxes.
(h)	Adjustment to exclude the unrealized losses in 2010 and unrealized gains in 2009 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG Energy, Inc. (NRG), which was terminated in July 2009.
(j)	Adjustment to exclude 2009 restructuring charges.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$8,859	$13	(c),(d)	$8,872	$8,863	$65	(c)	$8,928

Operating expenses
Purchased power	1,792	35	(e)	1,827	1,604	40	(e)	1,644
Fuel	994	75	(e)	1,069	1,236	(28	)(e)	1,208
Operating and maintenance	2,175	2	(f)	2,177	2,472	(291	)(c),(j),(k),(l)	2,181
Operating and maintenance for regulatory required programs (b)	61	—		61	25	—		25
Depreciation and amortization	1,033	(35	)(f)	998	875	—		875
Taxes other than income	383	—		383	380	—		380

Total operating expenses	6,438	77		6,515	6,592	(279)		6,313

Operating income	2,421	(64)		2,357	2,271	344		2,615

Other income and deductions
Interest expense	(459)	103	(g)	(356)	(367)	9	(g)	(358)
Loss in equity method investments	—	—		—	(14)	—		(14)
Other, net	(29)	101	(g),(h)	72	219	(156	)(g),(h)	63

Total other income and deductions	(488)	204		(284)	(162)	(147)		(309)

Income before income taxes	1,933	140		2,073	2,109	197		2,306

Income taxes	739	15	(c),(d),(e),(f),(g),(h),(i)	754	740	87	(c),(e),(g),(h),(j),(k),(l)	827

Net income	$1,194	$125		$1,319	$1,369	$110		$1,479

Effective tax rate	38.2%			36.4%	35.1%			35.9%

Earnings per average common share
Basic	$1.81	$0.19		$2.00	$2.08	$0.17		$2.25
Diluted	$1.80	$0.19		$1.99	$2.07	$0.17		$2.24

Average common shares outstanding
Basic	661			661	659			659
Diluted	662			662	661			661
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.01				$0.06
City of Chicago settlement (d)		—				—
Mark-to-market impact of economic hedging activities (e)		(0.10)				(0.01)
Retirement of fossil generating units (f)		0.03				—
Non-cash income tax matters and state taxes (g)		0.10				(0.10)
Unrealized gains and losses related to NDT fund investments (h)		0.05				(0.05)
Non-cash charge resulting from health care legislation (i)		0.10				—
NRG acquisition costs (j)		—				0.03
Impairment of certain generating assets (k)		—				0.20
2009 restructuring charges (l)		—				0.04

Total adjustments		$0.19				$0.17

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(g)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties and a 2009 change in state deferred income taxes.
(h)	Adjustment to exclude the unrealized losses in 2010 and unrealized gains in 2009 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(j)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(k)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(l)	Adjustment to exclude 2009 restructuring charges.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended June 30, 2010 and 2009

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2009 GAAP Earnings (Loss)	$0.99	$512	$116	$71	$(42)	$657

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.03	18	2	—	—	20
Mark-to-Market Impact of Economic Hedging Activities	0.16	106	—	—	—	106
Unrealized Gains Related to NDT Fund Investments (1)	(0.10)	(64)	—	—	—	(64)
NRG Acquisition Costs (2)	0.01	—	—	—	6	6
2009 Restructuring Charges (3)	0.04	9	11	3	1	24
Non-Cash Remeasurement of Income Tax Uncertainties and Reassessment of State Deferred Income Taxes (4)	(0.10)	(38)	(40)	—	12	(66)

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	1.03	543	89	74	(23)	683

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (5)	(0.01)	(5)	—	—	—	(5)
Nuclear Fuel Costs (6)	(0.03)	(18)	—	—	—	(18)
Market and Portfolio Conditions (7)	(0.01)	(9)	—	—	—	(9)
ComEd and PECO Margins:
Weather	0.05	—	10	22	—	32
Load (8)	—	—	3	(1)	—	2
Other Energy Delivery	—	—	4	(7)	—	(3)
Competitive Transition Charge (CTC) Recoveries (9)	—	(35)	—	37	(2)	—
Operating and Maintenance Expense:
Bad Debt (10)	0.01	1	1	5	—	7
Labor, Contracting and Materials (11)	(0.02)	(12)	2	(2)	—	(12)
Planned Nuclear Refueling Outages (12)	0.01	4	—	—	—	4
Other Operating and Maintenance (13)	(0.03)	—	(8)	(7)	(6)	(21)
Pension and Non-Pension Postretirement Benefits (14)	—	(3)	—	—	—	(3)
Depreciation and Amortization Expense (15)	(0.02)	(15)	(3)	(1)	7	(12)
Scheduled CTC Amortization Expense (16)	(0.04)	—	—	(25)	—	(25)
Income Taxes (17)	0.02	14	(1)	(1)	2	14
Interest Expense (18)	0.02	(9)	5	10	6	12
Other (19)	0.01	—	15	(7)	2	10

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	0.99	456	117	97	(14)	656

2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.01)	(4)	—	—	—	(4)
Mark-to-Market Impact of Economic Hedging Activities	(0.11)	(75)	—	—	—	(75)
Unrealized Losses Related to NDT Fund Investments (1)	(0.08)	(53)	—	—	—	(53)
City of Chicago Settlement with ComEd	—	—	(2)	—	—	(2)
Retirement of Fossil Generating Units (20)	(0.02)	(12)	—	—	—	(12)
Non-Cash Remeasurement of Income Tax Uncertainties (4)	(0.10)	70	(106)	(22)	(7)	(65)

2010 GAAP Earnings (Loss)	$0.67	$382	$9	$75	$(21)	$445

(1)	Reflects the impact of unrealized gains in 2009 and unrealized losses in 2010 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects external costs incurred associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(3)	Reflects severance expense associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(4)	For 2009, reflects the impacts of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s income. For 2010, reflects the impact of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and related to CTCs received by PECO.
(5)	Primarily reflects the impact of increased planned nuclear outage days in the Mid-Atlantic region in 2010, including Salem.
(6)	Reflects the impact of higher nuclear fuel prices.
(7)	Reflects the impact of a decrease in realized market prices for the sale of energy, partially offset by favorable Reliability Pricing Model (RPM) capacity pricing.
(8)	Reflects the weather-normalized impact of increased electric deliveries of 1.8% at ComEd and decreased electric deliveries of 0.7% at PECO.
(9)	Reflects increased CTC revenues at PECO resulting in lower energy prices paid to Generation under the PPA, which expires December 31, 2010. Generation and PECO’s marginal tax rate differences are reflected at Exelon Corporate.
(10)	Primarily reflects decreased customer account charge-offs at PECO as a result of improved accounts receivable aging.
(11)	Primarily reflects the impact of inflation related to labor, contracting and materials expense (exclusive of planned nuclear refueling outages and incremental storm costs as disclosed in numbers 12 and 13 below), partially offset by Exelon’s ongoing cost savings program.
(12)	Primarily reflects the impact of decreased planned nuclear outage days in 2010, excluding Salem.
(13)	Primarily reflects increased storm costs in the ComEd and PECO service territories and increased nuclear refueling outage costs related to Generation’s ownership in Salem, partially offset by reduced stock-based compensation costs across the operating companies.
(14)	Primarily reflects the impact of a decrease in the assumed discount rate used in 2010 to calculate the pension and other postretirement benefit obligations.
(15)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impact of a first quarter 2010 depreciation study at Generation.
(16)	Reflects increased scheduled amortization expense of CTCs at PECO, which will be fully amortized at the end of the transition period on December 31, 2010.
(17)	Primarily reflects an increase in Generation’s tax benefits associated with manufacturing deduction rate increases.
(18)	Primarily reflects lower interest expense at PECO and Exelon Corporate due to lower outstanding debt, partially offset by increased interest expense at Generation due to higher outstanding debt.
(19)	Primarily reflects projected refunds related to Illinois electric distribution taxes at ComEd.
(20)	Primarily reflects accelerated depreciation expense associated with the planned retirement of four fossil generating units.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Six Months Ended June 30, 2010 and 2009

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2009 GAAP Earnings (Loss)	$2.07	$1,041	$230	$183	$(85)	$1,369

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.06	39	2	—	—	41
Mark-to-Market Impact of Economic Hedging Activities	(0.01)	(7)	—	—	—	(7)
Unrealized Gains Related to NDT Fund Investments (1)	(0.05)	(32)	—	—	—	(32)
NRG Acquisition Costs (2)	0.03	—	—	—	15	15
Impairment of Certain Generating Assets (3)	0.20	135	—	—	—	135
2009 Restructuring Charges (4)	0.04	9	11	3	1	24
Non-Cash Remeasurement of Income Tax Uncertainties and Reassessment of State Deferred Income Taxes (5)	(0.10)	(38)	(40)	—	12	(66)

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	2.24	1,147	203	186	(57)	1,479

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (6)	(0.05)	(33)	—	—	—	(33)
Nuclear Fuel Costs (7)	(0.05)	(35)	—	—	—	(35)
Market and Portfolio Conditions (8)	(0.07)	(44)	—	—	—	(44)
ComEd and PECO Margins:
Weather	0.03	—	7	16	—	23
Load (9)	0.01	—	3	1	—	4
Other Energy Delivery	(0.02)	—	(2)	(13)	—	(15)
Competitive Transition Charge (CTC) Recoveries (10)	—	(64)	—	70	(6)	—
Operating and Maintenance Expense:
Bad Debt (11)	0.02	(1)	3	12	—	14
Recovery of Prior Year Bad Debt Expense at ComEd (12)	0.06	—	36	—	—	36
Labor, Contracting and Materials (13)	0.01	(4)	15	(1)	—	10
Planned Nuclear Refueling Outages (14)	(0.04)	(28)	—	—	—	(28)
Other Operating and Maintenance (15)	(0.02)	7	(1)	(15)	(5)	(14)
Pension and Non-Pension Postretirement Benefits (16)	(0.01)	(9)	—	—	—	(9)
Depreciation and Amortization Expense (17)	(0.05)	(25)	(8)	(4)	7	(30)
Scheduled CTC Amortization Expense (18)	(0.08)	—	—	(50)	—	(50)
Benefit From Illinois Tax Ruling (19)	(0.06)	(9)	(36)	—	2	(43)
Income Taxes (20)	0.02	—	(4)	(1)	21	16
Interest Expense (21)	0.02	(16)	6	17	9	16
Other (22)	0.03	5	24	(10)	3	22

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	1.99	891	246	208	(26)	1,319

2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.01)	(6)	(1)	—	—	(7)
Mark-to-Market Impact of Economic Hedging Activities	0.10	67	—	—	—	67
Unrealized Losses Related to NDT Fund Investments (1)	(0.05)	(33)	—	—	—	(33)
City of Chicago Settlement with ComEd	—	—	(2)	—	—	(2)
Retirement of Fossil Generating Units (23)	(0.03)	(20)	—	—	—	(20)
Non-Cash Charge Resulting From Health Care Legislation (24)	(0.10)	(26)	(12)	(10)	(17)	(65)
Non-Cash Remeasurement of Income Tax Uncertainties (5)	(0.10)	70	(106)	(22)	(7)	(65)

2010 GAAP Earnings (Loss)	$1.80	$943	$125	$176	$(50)	$1,194

(1)	Reflects the impact of unrealized gains in 2009 and unrealized losses in 2010 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects external costs incurred associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(3)	Reflects the impact of the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(4)	Reflects severance expense associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(5)	For 2009, reflects the impacts of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating units and a reassessment of anticipated apportionment of Exelon’s income. For 2010, reflects the impact of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and related to CTCs received by PECO.
(6)	Primarily reflects the impact of increased planned nuclear outage days in 2010, including Salem, partially due to steam generator replacement at Three Mile Island.
(7)	Reflects the impact of higher nuclear fuel prices.
(8)	Reflects the impact of a decrease in realized market prices for the sale of energy, partially offset by favorable RPM capacity pricing.
(9)	Reflects the weather-normalized impact of increased electric deliveries of 0.5% at ComEd and increased gas deliveries of 2.2% at PECO.
(10)	Reflects increased CTC revenues at PECO resulting in lower energy prices paid to Generation under the PPA, which expires on December 31, 2010. Generation and PECO’s marginal tax rate differences are reflected at Exelon Corporate.
(11)	Primarily reflects decreased customer account charge-offs at PECO as a result of improved accounts receivable aging.
(12)	Reflects a credit for the recovery of 2008 and 2009 bad debt expense pursuant to the Illinois Commerce Commission’s February 2010 approval of a bad debt rider, partially offset by a contribution mandated by Illinois legislation.
(13)	Primarily reflects the impact of Exelon’s ongoing cost savings program, partially offset by inflation related to labor, contracting and materials expense (exclusive of planned nuclear refueling outages and incremental storm costs as disclosed in numbers 14 and 15 below).
(14)	Primarily reflects the impact of increased planned nuclear outage days in 2010, excluding Salem, partially due to steam generator replacement at Three Mile Island.
(15)	Primarily reflects increased storm costs in the ComEd and PECO service territories and increased nuclear refueling outage costs related to Generation’s ownership interest in Salem, partially offset by reduced stock-based compensation costs across the operating companies and the impact of Exelon’s ongoing cost savings program.
(16)	Primarily reflects the impact of a decrease in the assumed discount rate used in 2010 to calculate the pension and other postretirement benefit obligations.
(17)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impact of a first quarter 2010 depreciation study at Generation.
(18)	Reflects increased scheduled amortization expense of CTCs at PECO, which will be fully amortized at the end of the transition period on December 31, 2010.
(19)	Reflects the impact of benefits associated with a February 2009 Illinois Supreme Court decision granting Illinois investment tax credits to Exelon recognized in the first quarter of 2009, which were subsequently reversed in the third quarter of 2009.
(20)	Primarily reflects an increase in Generation’s tax benefits associated with manufacturing deduction rate increases, partially offset by the 2009 impact of tax planning opportunities.
(21)	Primarily reflects lower interest expense at PECO and Exelon Corporate due to lower outstanding debt, partially offset by higher interest expense at Generation due to higher outstanding debt.
(22)	Primarily reflects projected refunds related to Illinois electric distribution taxes at ComEd and realized gains associated with NDT funds at Generation as a result of favorable market conditions in 2010, partially offset by increased taxes other than income at Generation and PECO.
(23)	Primarily reflects accelerated depreciation expense associated with the planned retirement of four fossil generating units.
(24)	Reflects a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,353	$7	(b)	$2,360	$2,378	$30	(b)	$2,408
Operating expenses
Purchased power	549	(150	)(c)	399	485	(161	)(c)	324
Fuel	350	26	(c)	376	406	(13	)(c)	393
Operating and maintenance	691	—		691	689	(15	)(g)	674
Depreciation and amortization	115	(19	)(d)	96	72	—		72
Taxes other than income	61	—		61	50	—		50

Total operating expenses	1,766	(143)		1,623	1,702	(189)		1,513

Operating income	587	150		737	676	219		895

Other income and deductions
Interest expense	(37)	—		(37)	(24)	—		(24)
Other, net	(133)	157	(e)	24	215	(202	)(e),(h)	13

Total other income and deductions	(170)	157		(13)	191	(202)		(11)

Income before income taxes	417	307		724	867	17		884

Income taxes	35	233	(b),(c),(d),(e),(f)	268	355	(14	)(b),(c),(e),(g),(h)	341

Net income	$382	$74		$456	$512	$31		$543

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,773	$9	(b)	$4,782	$4,979	$63	(b)	$5,042

Operating expenses
Purchased power	757	35	(c)	792	660	40	(c)	700
Fuel	740	74	(c)	814	915	(28	)(c)	887
Operating and maintenance	1,432	(2	)(d),(i)	1,430	1,617	(238	)(g),(j)	1,379
Depreciation and amortization	223	(35	)(d)	188	149	—		149
Taxes other than income	118	—		118	100	—		100

Total operating expenses	3,270	72		3,342	3,441	(226)		3,215

Operating income	1,503	(63)		1,440	1,538	289		1,827

Other income and deductions
Interest expense	(72)	—		(72)	(52)	—		(52)
Loss in equity method investments	—	—		—	(1)	—		(1)
Other, net	(54)	99	(e)	45	133	(106	)(e),(h)	27

Total other income and deductions	(126)	99		(27)	80	(106)		(26)

Income before income taxes	1,377	36		1,413	1,618	183		1,801

Income taxes	434	88	(b),(c),(d),(e),(f),(i)	522	577	77	(b),(c),(e),(g),(h),(j)	654

Net income	$943	$(52)		$891	$1,041	$106		$1,147

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(e)	Adjustment to exclude the unrealized losses in 2010 and unrealized gains in 2009 associated with Generation’s NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(f)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.
(g)	Adjustment to exclude 2009 restructuring charges.
(h)	Adjustment to exclude a change in state deferred income taxes.
(i)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(j)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,499	$3	(c)	$1,502	$1,389	$2	(e)	$1,391

Operating expenses
Purchased power	771	—		771	715	—		715
Operating and maintenance	276	—		276	270	(20	)(e),(f)	250
Operating and maintenance for regulatory required programs (b)	21	—		21	14	—		14
Depreciation and amortization	131	—		131	124	—		124
Taxes other than income	44	—		44	57	—		57

Total operating expenses	1,243	—		1,243	1,180	(20)		1,160

Operating income	256	3		259	209	22		231

Other income and deductions
Interest expense	(134)	59	(d)	(75)	(75)	(6	)(d)	(81)
Other, net	8	—		8	55	(60	)(d)	(5)

Total other income and deductions	(126)	59		(67)	(20)	(66)		(86)

Income before income taxes	130	62		192	189	(44)		145

Income taxes	121	(46	)(c),(d)	75	73	(17	)(d),(e),(f)	56

Net income	$9	$108		$117	$116	$(27)		$89

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,914	$4	(c),(e)	$2,918	$2,942	$2	(e)	$2,944

Operating expenses
Purchased power	1,524	—		1,524	1,598	—		1,598
Operating and maintenance	435	(3	)(g)	432	522	(20	)(e),(f)	502
Operating and maintenance for regulatory required programs (b)	40	—		40	25	—		25
Depreciation and amortization	261	—		261	246	—		246
Taxes other than income	107	—		107	136	—		136

Total operating expenses	2,367	(3)		2,364	2,527	(20)		2,507

Operating income	547	7		554	415	22		437

Other income and deductions
Interest expense	(218)	59	(d)	(159)	(159)	(6	)(d)	(165)
Other, net	11	—		11	87	(60	)(d)	27

Total other income and deductions	(207)	59		(148)	(72)	(66)		(138)

Income before income taxes	340	66		406	343	(44)		299

Income taxes	215	(55	)(c),(d),(e),(g)	160	113	(17	)(d),(e),(f)	96

Net income	$125	$121		$246	$230	$(27)		$203

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(d)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties.
(e)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(f)	Adjustment to exclude 2009 structuring charges.
(g)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,269	$—		$1,269	$1,204	$—		$1,204

Operating expenses
Purchased power	535	—		535	547	—		547
Fuel	44	—		44	55	—		55
Operating and maintenance	150	—		150	149	(5	)(d)	144
Operating and maintenance for regulatory required programs (b)	13	—		13	—	—		—
Depreciation and amortization	268	—		268	230	—		230
Taxes other than income	77	—		77	69	—		69

Total operating expenses	1,087	—		1,087	1,050	(5)		1,045

Operating income	182	—		182	154	5		159

Other income and deductions
Interest expense	(77)	36	(c)	(41)	(49)	—		(49)
Loss in equity method investments	—	—		—	(6)	—		(6)
Other, net	(1)	2	(c)	1	3	—		3

Total other income and deductions	(78)	38		(40)	(52)	—		(52)

Income before income taxes	104	38		142	102	5		107

Income taxes	29	16	(c)	45	31	2	(d)	33

Net income	$75	$22		$97	$71	$3		$74

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,724	$—		$2,724	$2,718	$—		$2,718

Operating expenses
Purchased power	1,059	—		1,059	1,116	—		1,116
Fuel	255	—		255	321	—		321
Operating and maintenance	331	(2	)(e)	329	327	(5	)(d)	322
Operating and maintenance for regulatory required programs (b)	21	—		21	—	—		—
Depreciation and amortization	533	—		533	455	—		455
Taxes other than income	150	—		150	135	—		135

Total operating expenses	2,349	(2)		2,347	2,354	(5)		2,349

Operating income	375	2		377	364	5		369

Other income and deductions
Interest expense	(122)	36	(c)	(86)	(99)	—		(99)
Loss in equity method investments	—	—		—	(12)	—		(12)
Other, net	4	2	(c)	6	6	—		6

Total other income and deductions	(118)	38		(80)	(105)	—		(105)

Income before income taxes	257	40		297	259	5		264

Income taxes	81	8	(c),(e)	89	76	2	(d)	78

Net income	$176	$32		$208	$183	$3		$186

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.
(d)	Adjustment to exclude 2009 restructuring charges.
(e)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other
	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(723)	$—		$(723)	$(830)	$—		$(830)

Operating expenses
Purchased power	(721)	—		(721)	(826)	—		(826)
Fuel	(1)	—		(1)	(1)	—		(1)
Operating and maintenance	(3)	—		(3)	3	(14	)(c),(d)	(11)
Depreciation and amortization	5	—		5	13	—		13
Taxes other than income	4	—		4	4	—		4

Total operating expenses	(716)	—		(716)	(807)	(14)		(821)

Operating loss	(7)	—		(7)	(23)	14		(9)

Other income and deductions
Interest expense	(27)	8	(b)	(19)	(32)	15	(b)	(17)
Other, net	4	—		4	(16)	10	(b)	(6)

Total other income and deductions	(23)	8		(15)	(48)	25		(23)

Loss before income taxes	(30)	8		(22)	(71)	39		(32)

Income taxes	(9)	1	(b)	(8)	(29)	20	(b),(c),(d)	(9)

Net loss	$(21)	$7		$(14)	$(42)	$19		$(23)

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(1,552)	$—		$(1,552)	$(1,776)	$—		$(1,776)

Operating expenses
Purchased power	(1,548)	—		(1,548)	(1,770)	—		(1,770)
Fuel	(1)	—		(1)	—	—		—
Operating and maintenance	(23)	8	(e)	(15)	6	(28	)(c),(d)	(22)
Depreciation and amortization	16	—		16	25	—		25
Taxes other than income	8	—		8	9	—		9

Total operating expenses	(1,548)	8		(1,540)	(1,730)	(28)		(1,758)

Operating loss	(4)	(8)		(12)	(46)	28		(18)

Other income and deductions
Interest expense	(47)	8	(b)	(39)	(57)	15	(b)	(42)
Loss in equity method investments	—	—		—	(1)	—		(1)
Other, net	10	—		10	(7)	10	(b)	3

Total other income and deductions	(37)	8		(29)	(65)	25		(40)

Loss before income taxes	(41)	—		(41)	(111)	53		(58)

Income taxes	9	(24	)(b),(e)	(15)	(26)	25	(b),(c),(d)	(1)

Net loss	$(50)	$24		$(26)	$(85)	$28		$(57)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties and a 2009 change in state deferred income taxes.
(c)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(d)	Adjustment to exclude 2009 restructuring charges.
(e)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	Jun. 30, 2009
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	11,691	11,776	11,137	12,349	12,276
Midwest	23,344	22,333	22,472	23,335	22,719

Total Nuclear Generation	35,035	34,109	33,609	35,684	34,995
Fossil and Hydro Generation
Mid-Atlantic (b)	2,175	2,564	1,986	2,044	2,279
Midwest	7	—	—	—	3
South	310	119	48	645	419

Total Fossil and Hydro Generation	2,492	2,683	2,034	2,689	2,701
Purchased Power
Mid-Atlantic	414	463	342	531	372
Midwest	1,568	1,914	1,991	1,923	1,673
South	2,695	2,701	2,851	4,215	3,231

Total Purchased Power	4,677	5,078	5,184	6,669	5,276
Total Supply by Region
Mid-Atlantic	14,280	14,803	13,465	14,924	14,927
Midwest	24,919	24,247	24,463	25,258	24,395
South	3,005	2,820	2,899	4,860	3,650

	42,204	41,870	40,827	45,042	42,972

	Three Months Ended
	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	Jun. 30, 2009
Electric Sales (in GWhs)
ComEd (e)	1,895	3,428	3,439	3,639	4,215
PECO	10,044	10,228	9,588	10,809	9,277
Market and Retail (e)	30,265	28,214	27,800	30,594	29,480

Total Electric Sales (c)(d)	42,204	41,870	40,827	45,042	42,972

Average Margin ($/MWh) (f)
Mid-Atlantic	$40.83	$41.41	$43.15	$41.47	$45.76
Midwest	40.78	41.00	41.98	40.94	41.73
South	(14.31)	(16.67)	(14.49)	(3.50)	(6.85)
Average Margin - Overall Portfolio	$36.87	$37.26	$38.36	$36.32	$38.96

Around-the-clock Market Prices ($/MWh) (g)
PJM West Hub	$43.21	$44.54	$37.31	$33.20	$33.70
NiHub	32.35	34.47	29.61	25.69	26.11
Henry Hub	4.30	5.15	4.25	3.15	3.69

(a)	Includes Generation’s proportionate share of the output of its nuclear generating plants, including Salem.
(b)	Includes New England generation.
(c)	Excludes retail gas activity, trading portfolio and other operating revenue.
(d)	Total sales do not include trading volume of 889 GWhs, 920 GWhs, 1,599 GWhs, 1,645 GWhs and 2,003 GWhs for the three months ended June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009, respectively.
(e)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the Request for Proposal (RFP) have been excluded from ComEd and included in Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(f)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(g)	Represents the average for the quarter. Henry Hub prices denominated in $/mmbtu.

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2010 and 2009

	June 30, 2010	June 30, 2009
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	23,467	24,380
Midwest	45,677	45,997

Total Nuclear Generation	69,144	70,377
Fossil and Hydro Generation
Mid-Atlantic (b)	4,739	4,908
Midwest	7	4
South	429	554

Total Fossil and Hydro Generation	5,175	5,466
Purchased Power
Mid-Atlantic	877	873
Midwest	3,482	3,825
South	5,396	6,655

Total Purchased Power	9,755	11,353
Total Supply by Region
Mid-Atlantic	29,083	30,161
Midwest	49,166	49,826
South	5,825	7,209

	84,074	87,196

	June 30, 2010	June 30, 2009
Electric Sales (in GWhs)
ComEd (e)	5,323	9,752
PECO	20,272	19,500
Market and Retail (e)	58,479	57,944

Total Electric Sales (c)(d)	84,074	87,196

Average Margin ($/MWh) (f)
Mid-Atlantic	$41.14	$45.65
Midwest	40.88	41.95
South	(15.62)	(8.04)
Average Margin - Overall Portfolio	$37.06	$39.09

Around-the-clock Market Prices ($/MWh) (g)
PJM West Hub	$43.87	$41.40
NiHub	33.40	30.07
Henry Hub	4.73	4.13

(a)	Includes Generation’s proportionate share of the output of its nuclear generating plants, including Salem.
(b)	Includes New England generation.
(c)	Excludes retail gas activity, trading portfolio and other operating revenue.
(d)	Total sales do not include trading volume of 1,808 GWhs and 4,334 GWhs for the six months ended June 30, 2010 and 2009, respectively.
(e)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the RFP have been excluded from ComEd and included in Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(f)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(g)	Represents the average for the six months ended June 30, 2010 and 2009, respectively. Henry Hub prices denominated in $/mmbtu.

EXELON CORPORATION

ComEd Statistics

Three Months Ended June 30, 2010 and 2009

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2010	2009	% Change	Weather-Normal % Change	2010	2009	% Change
Retail Deliveries and Sales (a)
Residential	6,474	6,032	7.3%	1.6%	$829	$731	13.4%
Small Commercial & Industrial	7,935	7,739	2.5%	(0.1)%	415	411	1.0%
Large Commercial & Industrial	6,825	6,468	5.5%	4.3%	100	93	7.5%
Public Authorities & Electric Railroads	277	275	0.7%	1.0%	16	14	14.3%

Total Retail	21,511	20,514	4.9%	1.8%	1,360	1,249	8.9%

Other Revenue (b)					139	140	(0.7)%

Total Electric Revenue					$1,499	$1,389	7.9%

Purchased Power					$771	$715	7.8%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	519	768	766	(32.4)%	(32.2)%
Cooling Degree-Days	312	177	224	76.3%	39.3%

Six Months Ended June 30, 2010 and 2009

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2010	2009	% Change	Weather-Normal % Change	2010	2009	% Change
Retail Deliveries and Sales (a)
Residential	13,417	13,095	2.5%	0.8%	$1,606	$1,577	1.8%
Small Commercial & Industrial	15,864	15,889	(0.2)%	(0.9)%	804	860	(6.5)%
Large Commercial & Industrial	13,488	13,242	1.9%	1.6%	197	192	2.6%
Public Authorities & Electric Railroads	645	621	3.9%	5.5%	33	29	13.8%

Total Retail	43,414	42,847	1.3%	0.5%	2,640	2,658	(0.7)%

Other Revenue (b)					274	284	(3.5)%

Total Electric Revenue					$2,914	$2,942	(1.0)%

Purchased Power					$1,524	$1,598	(4.6)%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	3,629	4,088	3,974	(11.2)%	(8.7)%
Cooling Degree-Days	312	177	224	76.3%	39.3%

Number of Electric Customers	2010	2009
Residential	3,432,466	3,423,387
Small Commercial & Industrial	361,326	358,897
Large Commercial & Industrial	1,982	2,033
Public Authorities & Electric Railroads	5,072	5,034

Total	3,800,846	3,789,351

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers electing to receive electric generation services from a competitive electric generation supplier. All customers are assessed charges for delivery. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

Three Months Ended June 30, 2010 and 2009

	Electric and Gas Deliveries				Revenue (in millions)
	2010	2009	% Change	Weather- Normal % Change	2010	2009	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,118	2,764	12.8%	(2.3)%	$489	$416	17.5%
Small Commercial & Industrial	2,027	2,013	0.7%	(5.1)%	271	260	4.2%
Large Commercial & Industrial	4,156	3,878	7.2%	2.6%	337	338	(0.3)%
Public Authorities & Electric Railroads	225	222	1.4%	1.2%	24	22	9.1%

Total Retail	9,526	8,877	7.3%	(0.7)%	1,121	1,036	8.2%

Other Revenue (b)					59	67	(11.9)%

Total Electric Revenue					1,180	1,103	7.0%
Gas (in mmcfs)
Retail Sales	5,973	7,136	(16.3)%	1.6%	81	95	(14.7)%
Transportation and Other	6,540	6,105	7.1%	(3.0)%	8	6	33.3%

Total Gas	12,513	13,241	(5.5)%	(0.5)%	89	101	(11.9)%

Total Electric and Gas Revenues					$1,269	$1,204	5.4%

Purchased Power					$535	$547	(2.2)%
Fuel					44	55	(20.0)%

Total Purchased Power and Fuel					$579	$602	(3.8)%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	299	414	458	(27.8%)	(34.7%)
Cooling Degree-Days	586	352	332	66.5%	76.5%

Six Months Ended June 30, 2010 and 2009

	Electric and Gas Deliveries				Revenue (in millions)
	2010	2009	% Change	Weather- Normal % Change	2010	2009	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,645	6,299	5.5%	(0.0)%	$962	$882	9.1%
Small Commercial & Industrial	4,177	4,209	(0.8)%	(2.9)%	519	510	1.8%
Large Commercial & Industrial	7,950	7,669	3.7%	1.4%	661	657	0.6%
Public Authorities & Electric Railroads	471	469	0.4%	0.4%	47	45	4.4%

Total Retail	19,243	18,646	3.2%	(0.1)%	2,189	2,094	4.5%

Other Revenue (b)					120	135	(11.1)%

Total Electric Revenue					2,309	2,229	3.6%

Gas (in mmcfs)
Retail Sales	33,557	35,750	(6.1)%	1.4%	399	475	(16.0)%
Transportation and Other	15,157	13,983	8.4%	4.1%	16	14	14.3%

Total Gas	48,714	49,733	(2.0)%	2.2%	415	489	(15.1)%

Total Electric and Gas Revenues					$2,724	$2,718	0.2%

Purchased Power					$1,059	$1,116	(5.1)%
Fuel					255	321	(20.6)%

Total Purchased Power and Fuel					$1,314	$1,437	(8.6)%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	2,710	2,948	2,968	(8.1%)	(8.7%)
Cooling Degree-Days	586	352	332	66.5%	76.5%
Number of Electric Customers	2010	2009	Number of Gas Customers		2010	2009
Residential	1,406,014	1,402,515	Residential		446,236	443,872
Small Commercial & Industrial	156,423	155,970	Commercial & Industrial		40,944	41,008

Large Commercial & Industrial	3,093	3,089	Total Retail		487,180	484,880
Public Authorities & Electric Railroads	1,081	1,085	Transportation		805	755

Total	1,566,611	1,562,659	Total		487,985	485,635

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers electing to receive electric generation service from a competitive electric generation supplier. All customers are assessed charges for transmission, distribution and a CTC. For customers purchasing electricity from PECO, revenue also reflects the cost of energy.
(b)	Other revenue includes transmission revenue from PJM, wholesale revenue and other wholesale energy sales.